Exhibit 99.1

Revelstone Capital Acquisition Corp. Announces the Separate Trading of its Class A Common Stock and Warrants, Commencing February 7, 2022

Irvine, CA – February 3, 2022 – Revelstone Capital Acquisition Corp. (the “Company” or “Revelstone”) announced today commencing February 7, 2022, holders of the units sold in the Company’s initial public offering completed on December 16, 2021, may elect to separately trade the shares of Class A common stock and warrants included in such units on The Nasdaq Global Market (“Nasdaq”). The units began trading on December 17, 2021, under the ticker symbol “RCACU.”

No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The Class A common stock and warrants that are separated will trade on Nasdaq under the symbols “RCAC” and “RCACW,” respectively. Those units not separated will continue to trade on Nasdaq under the symbol “RCACU.” Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into shares of Class A common stock and warrants. Once the securities comprising the units begin separate trading, the shares of Class A common stock and warrants are expected to be listed on Nasdaq under the symbols “RCAC” and “RCACW” respectively.

BofA Securities and Roth Capital Partners acted as joint-book running managers in the offering. A registration statement relating to these securities was declared effective by the Securities and Exchange Commission (“SEC”) on December 16, 2021. The offering was made only by means of a prospectus, copies of which may be obtained by contacting BofA Securities at NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attention: Prospectus Department, or by email at dg.prospectus_requests@bofa.com, or Roth Capital Partners, LLC at 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, Attn: Prospectus Department, or by telephone at 800-678-9147. Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Revelstone Capital Acquisition Corp.

Revelstone Capital Acquisition Corp. is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. It is the Company’s intention to pursue prospective targets in the consumer, media and/or technology markets with a focus on the active consumer landscape.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and search for an initial business combination. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and final prospectus for the offering filed with the SEC. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contact

Morgan Callagy

Co-Chief Executive Officer

Revelstone Capital Acquisition Corp.

14350 Myford Road

Irvine, CA 92606

morgan@revelstonecap.com

(949) 428-2888